Exhibit 5.1

CONYERS DILL & PEARMAN Cricket Square, Hutchins Drive PO Box 2681, Grand Cayman KY1-1111 Cayman Islands T +1 345 945 3901 conyers.com

23 February 2021

Matter No.: 710693

+1 345 814 7382

Matthew.Stocker@conyersdill.com

Powerbridge Technology Co., Ltd.

c/o the offices of Sertus Chambers

Governors Square

Suite #5-204

23 Lime Tree Bay Avenue

Grand Cayman

Cayman Islands

Dear Sirs,

Re: Powerbridge Technologies Co., Ltd. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the Company’s Registration Statement on Form F-3 filed with the Securities and Exchange Commission in the United States (“SEC”) on 23 February 2021 (the “Registration Statement”) relating to (i) the Company’s registration of an indeterminate number of ordinary shares (“Ordinary Shares”), par value $0.00166667 per share, preferred shares each (the “Preferred Shares”, and together with the Ordinary Shares, “Equity Securities”, which term includes any common shares or preference shares to be issued pursuant to the conversion, exchange or exercise of any other Securities), debt securities (“Debt Securities”), warrants (“Warrants”), units (“Units”) and rights (“Rights”), such as shall have an aggregate offering price of up to $200 million, (ii) a secondary offering of up to 8,800,000 Ordinary Shares (the “Issued Shares”) to be sold by the relevant Selling Shareholders, all as defined and described in the prospectus (the “Resale Prospectus”) and (iii) a sales agreement prospectus covering the offer, issuance and sale by us of up to a maximum aggregate offering price of up to $30 million of the Ordinary Shares (“ATM Shares”) that may be issued and sold from time to time under a sales agreement with A.G.P / Alliance Global Partners (the “Sales Agreement”), forming part of the Registration Statement (collectively, the “Registered Securities”).

For the purposes of giving this opinion, we have examined copies of (i) the Registration Statement; and (ii) a Certificate of Good Standing (the “Certificate of Good Standing”) issued by the Registrar of Companies in relation to the Company.

We have also reviewed the memorandum and articles of association (the “Constitutional Documents”) of the Company and the resolutions in writing of the directors of the Company dated 10 February 2021 (the “Resolutions”), the register of members of the Company, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the resolutions contained in the Resolutions were passed by unanimous written resolutions of the directors of the Company, remain in full force and effect and have not been and will not be rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (e) that any Ordinary Shares shall have been issued by the Company against payment in full, which shall be equal to at least the par value thereof, and shall have been duly registered in the Company’s register of members, (f) that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities and the ATM Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities, (g) that the form and terms of any and all Registered Securities (including without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of preference shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants and Units), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in the Cayman Islands, (h) that all necessary corporate action will be taken to authorise and approve any issuance of Registered Securities (including, if Preference Shares are to be issued, all necessary corporate action to establish one or more series of Preference Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (i) that the applicable purchase, underwriting or similar agreement, any Debt Security, any indenture and any supplement thereto and any other agreement or other document relating to any Registered Security will be valid and binding in accordance with its terms pursuant to its governing law, (j) that the issuance and sale of and payment for the Registered Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved in accordance with the Constitutional Documents, the Registration Statement (including the Prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, (k) that, upon the issue of any Equity Securities and the ATM Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (l) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Relevant Securities, and the due execution and delivery thereof by each party thereto. (m) the effectiveness under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the Commission; and (n) that the Prospectus contained in the Registration Statement, when declared effective by the Commission will be in substantially the same form as that examined by us for purposes of this opinion.

The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will be enforced in all circumstances. In particular, the obligations of the Company in connection with any Registered Security and any indenture or other agreement or document relating thereto:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(e)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company if there are other proceedings simultaneously underway against the Company in another jurisdiction.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Registered Securities by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing. Pursuant to the Act, a company is deemed to be in good standing if all fees and penalties under the Companies Act of the Cayman Islands (the “Act”) have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

2.	When issued in accordance with the terms set out in the Registration Statement, the Equity Securities and ATM Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	The Issued Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

4.	Upon the due issuance of: (a) Debt Securities of any series; (b) Warrants; (c) Rights; and/or (d) Units, and payment of the consideration therefor, such Registered Securities will be validly issued and (except in the case of any Equity Securities forming part of a Unit) will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman